Exhibit b (5)

                                   APPLICATION
                   FOR AN INDIVIDUAL DEFERRED ANNUITY CONTRACT

In this application  Valley Forge Life Insurance Company is referred to as "we",
"our" or "us".
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

1.   Desired Contract:_________________________________________________

2.   Proposed Annuitant:

         Name:______________________________________________________________     Social Security #:_______________________________
                  (Last)                 (First)                    (Initial)

     Address:_____________________________________________________________________________________________________________________
                  (Street)                              (City)                         (State)                        (Zip)

          Sex:    |_|  Male             |_|  Female           Date of Birth:
                                                                              (Month)               (Day)              (Year)

3.   Proposed Owner (if other than proposed annuitant):

       Name:______________________________________________________________________________________________________________________

            _____________________________________________________Tax I.D. or Social Security #:___________________________________

     Address:_____________________________________________________________________________________________________________________
                  (Street)                                     (City)                        (State)                  (Zip)

4.   Proposed Contingent Owner

       Name: ____________________________________________________Tax I.D. or Social Security #:___________________________________

     Address:_____________________________________________________________________________________________________________________
                  (Street)                                     (City)                        (State)                  (Zip)

5.   Beneficiary (include name and relationship to proposed annuitant):___________________________________________________________

     _____________________________________________________________________________________________________________________________

     _____________________________________________________________________________________________________________________________

6.   Desired Annuity Date:________________________________________________________________________________________________________
                                 (Month)         (Day)           (Year)

7.   Desired Annuity Option. (If no box is checked, the contract will be issued with the Life Annuity with 10 Year Certain Period as the annuity option.)

     |_| Life Annuity
     |_| Life Annuity with 10 Year Certain Period
     |_| Life Annuity with 20 Year Certain Period
     |_| Joint Life and Survivorship Annuity
     |_| Joint Life Annuity with Payments Reduced One-Half at Payee's Death |_| Other______________________________________________________________

     If a joint life annuity is elected, complete the following for the joint payee:

         Name:_________________________________________________________________ Social Security #:_______________________________
                  (Last)                 (First)                    (Initial)


          Sex:    |_|  Male             |_|  Female           Date of Birth:_____________________________________________________
                                                                              (Month)               (Day)              (Year)

8.   The annuity will be used in the type of plan checked below:

      |_|Corporate Qualified Pension Plan                               |_|Rollover Individual Retirement Annuity
      |_|HR-10                                                          |_|Tax Sheltered Annuity
      |_|Simplified Employee Pension Plan                               |_|Contract will not be used in tax-qualified plan
      |_|Regular Individual Retirement Annuity                          |_|Other:__________________________________________
      |_|Spousal Individual Retirement Annuity

V206-356-A                                                 (also complete other side)

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  9.  Contribution Submitted with Application: $_________________________

10.   Will the contract applied for replace or change any life insurance or annuity coverage in force on the life of the proposed
      annuitant?                                     |_|  Yes          |_|
      No

11.   Corrections, notations, and changes made by us.____________________________________________________________________________

      ___________________________________________________________________________________________________________________________

      ___________________________________________________________________________________________________________________________

The proposed annuitant will be the owner of the contract unless a different owner is named in item 3 above. The proposed annuitant declares that all statements and answers above are made a part of this application and that they are complete and true, to the best of his or her knowledge and belief, and correctly recorded. If we accept this application, the entire contract will consist of this application, the contract to which it is attached and riders attached to the contract. If the owner accepts the contract it means he or she agrees to corrections, notations and changes made in item 11 above, except in those states where written consent is required.

Dated at___________________________________________________         Signed______________________________________________________
                                                                                                Proposed Annuitant

This_______________Day of______________________ , 19_______         Signed______________________________________________________

                                                                                     Applicant (if other than proposed annuitant)


Witness____________________________________________________         By__________________________________________________________
                              Agent                                                     Signed and title of person signing for
                                                                                     corporation, partnership or trust as
applicant


V206-356-A

                          AGENT'S REPLACEMENT QUESTION
Do you have knowledge or reason to believe that the annuity applied for by this application will replace or change any insurance or annuity coverage currently in force on the life of the proposed annuitant? |_| Yes |_| No

Dated___________________________________________________________ Signed_________________________________________________________
                                                                                                    Agent

                                AGENT TRANSMITTAL

NOTE:    THE WRITING AGENT'S NAME MUST BE PRINTED. THE NAME ENTERED MUST BE IDENTICAL TO THE SA NAME ON
         THE AGENT'S STATE LICENSE.

Agent Name______________________________________________________ Agent Code _______________________ Percent_____________________

Agent Name______________________________________________________ Agent Code _______________________ Percent_____________________


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                                   VFL MAST

                            SUPPLEMENT TO APPLICATION


        (To Be Signed By the Applicant and Returned With the Application)

1. ALLOCATIONS: On issued contracts, your initial Net Purchase Payment will be allocated as indicated below. Selections must total 100%. Minimum initial allocation to any single subaccount is 1%. No fractional percentages. These percentages will apply in future years but may be changed at any time by the owner. (If no allocation is indicated, Prime Money Fund will be automatically selected.)

Federated Advisers                         MFS Asset Management, Inc.
___% Corporate Bond Fund                   ___% Emerging Growth Series
___% Prime Money Fund                      ___% Growth with Income Series
___% Utility Fund                          ___% Limited Maturity Series
                                           ___% Research Series
                                           ___% Total Return  Series
Fidelity Management and Research Company
___% Asset Manager Portfolio               SoGen
___% Contrafund Portfolio                  ___% Overseas Portfolio
___% Equity-Income Portfolio
___% Index 500 Portfolio                   Van Eck Associates Corporation
                                           ___% Emerging Markets Fund
Fred Alger Management, Inc.                ___% Gold and Natural Resources Fund
___% Growth Portfolio
___% MidCap Growth Portfolio               Guaranteed Interest Option
___% Small Capitalization Portfolio        ___% 1 Year       ___% 7 Year
                                           ___% 3 Year       ___% 10 Year
                                           ___% 5 Year



2.       SUITABILITY:
         A. Do you understand that the death benefit and surrender value may increase or decrease depending on the investment experience of the variable account? Yes___ No___

         B. Do you believe that this policy will meet your insurance needs and financial objectives? Yes ___ No ___

         C.  Have you received a current copy of the prospectus?  Yes ___ No ___



Date___________________               Signed______________________________
       Mo/Day/Year